Exhibit 99.2

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
NEORX CORPORATION

Pursuant to RCW 23B.10.070 and 23B.10.020, the following constitutes Amended and Restated Articles of Incorporation of NeoRx Corporation, a Washington corporation, and correctly sets forth without change the corresponding provisions of the Articles of Incorporation as previously stated and amended and supersede the original Articles of Incorporation and all amendments thereto.

ARTICLE I.     NAME

The name of this corporation is NeoRx Corporation.

ARTICLE II.     DURATION

This corporation shall have perpetual existence.

ARTICLE III.     PURPOSES

The purposes for which this corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Washington Business Corporation Act.

ARTICLE IV.     POWERS

The powers of this corporation shall be those powers granted by the Washington Business Corporation Act, as amended, including any additional powers granted by amendments to said Act after the formation of this corporation.

ARTICLE V.     CAPITAL STOCK

A.            Authorized Capital.  The total number of shares which the corporation is authorized to issue is sixty-three million (63,000,000) shares of two cents ($.02) par value, consisting of sixty million (60,000,000) shares of Common Stock of $.02 par value and three million (3,000,000) shares of Preferred Stock of $.02 par value.  The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

B.            Issuance of Preferred Stock in Series.  The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuances thereof, prior to the issuances of any shares thereof.  The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series so established, including the rate of dividend, whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, the amount payable upon shares in event of voluntary and involuntary liquidation, sinking fund provisions, if any, for the redemption or purchase of shares, the terms and conditions, if any, on which shares may be converted, and voting rights, if any.

C.            Dividends.  The holders of shares of Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of funds of the corporation legally available therefor, at such rate, at such time or times and cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

D.            Redemption.  The Preferred Stock may be redeemable at such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock.  In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

E.             Liquidation.  In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, together with the amount of any unpaid dividends accrued thereon, to the date of such payment.  The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section.

F.             Conversion.  Shares of Preferred Stock may be convertible to Common Stock of the corporation, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

G.            Voting Rights.  Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of the shareholders, except as may otherwise be provided in these Articles of Incorporation.  Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.  At each election for directors, every shareholder entitled to vote at such elections shall have the right to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes among any number of such candidates.

ARTICLE VI.     NO PREEMPTIVE RIGHTS

Except as may otherwise be provided by the Board of Directors, no holder of any shares of this corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this corporation of any class or kind now or hereafter authorized.

ARTICLE VII.     REGISTERED OFFICE AND REGISTERED AGENT

A.            The current registered agent of this corporation in the State of Washington is Corporation Service Company.

B.            The location and post office address of the current registered agent and the current registered office of this corporation in the State of Washington is 202 North Phoenix Street, Olympia, WA  98506.

ARTICLE VIII.     DIRECTORS

A.            This corporation shall have at least one (1) director, the actual number to be prescribed in the Bylaws.  The number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.  The current Board of Directors consists of six (6) directors.

B.            The names and post office addresses of the current Board of Directors of this corporation have been deleted pursuant to RCW 23B.10.020.

C.            The term of the current directors shall be until the next annual meeting of the shareholders of the corporation and until their successors shall have been elected and are qualified, unless removed in accordance with the provisions of the bylaws.

D.            In evaluating an offer by another party to make a tender offer or exchange offer for securities of the Corporation, or to effect a merger or consolidation involving the Corporation, or to acquire all or substantially all the assets of the Corporation, or otherwise to acquire control of the Corporation, the Board of Directors, in considering the best interests of the Corporation, may consider the social, legal, economic or other effects of any such offer upon employees, customers, suppliers and other constituencies of the Corporation, communities in which the Corporation is located or operates, and all other relevant factors.

E.             Advance notice of nominations for the election of Directors, other than nominations by the Board of Directors or a committee thereof, and advance notice of business to be conducted at any annual meeting of shareholders, other than business proposed by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the Bylaws.

ARTICLE IX.     CONFLICTING INTERESTS

This corporation may enter into contracts and otherwise transact business with its directors, officers and shareholders and with corporations, associations, firms and entities in which they are or may become interested as directors, officers, shareholders, members or otherwise, as freely as though such interests did not exist, even though the vote, action or presence of such directors, officers or shareholders may be necessary to obligate this corporation upon such contracts or transactions.  In the absence of fraud, no such contracts or transactions shall be void or voidable and no such directors, officers or shareholders shall be held liable to account to this corporation for any profit or benefit realized by them through such contracts or transactions despite such interests or their fiduciary relationship, if any, to this corporation.  In the case of directors and officers of this corporation (but not in the case of shareholders who are not directors or officers), for the foregoing provisions to be available to such directors or officers the nature of the interest of such directors or officers (but not necessarily the details) must have been disclosed to the Board of Directors of the corporation at or prior to the meetings at which said contracts or transactions were authorized or confirmed.  A general notice that directors or officers of this corporation are interested in any other corporation, association, firm or entity shall be sufficient disclosure with respect to all contracts and transactions with such corporation, association, firm or entity.

ARTICLE X.     RESERVED RIGHTS

This corporation reserves the right to amend, alter, change, or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or as permitted by statute.  All rights of shareholders of this corporation are granted subject to this reservation.

ARTICLE XI.     REDEMPTION

This corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares.  Subject to the provisions of the Washington Business Corporation Act, purchases of its own shares, whether direct or indirect, may be made from unreserved and unrestricted earned surplus and capital surplus available therefor.

ARTICLE XII.     LIMITATION ON DIRECTOR LIABILITY

To the fullest extent permitted by Washington law at the time this Article becomes effective or as may thereafter be in effect, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for his or her conduct as a director.  Any amendment to or repeal of this Article XII shall not adversely affect any right of a director of this corporation hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE XIII.    INDEMNIFICATION OF DIRECTORS

To the fullest extent permitted by Washington law at the time this Article becomes effective or as may be thereafter in effect, this corporation is authorized to indemnify any director of this corporation.  The Board of Directors shall be entitled to determine the terms of such indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors.  Any amendment to or repeal of this Article XIII shall not adversely affect any right of a director of this corporation hereunder with respect to any right to indemnification that arises prior to such amendment or repeal.

STATEMENT OF RIGHTS AND PREFERENCES
OF THE $2.4375 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK,
SERIES 1
($.02 Par Value)

(i)            Designation.  The designation of such series of the Preferred Stock authorized shall be the “$2.4375 Convertible Exchangeable Preferred Stock, Series 1” (the “Exchangeable Preferred Stock”).  The maximum number of shares of Exchangeable Preferred Stock shall be 1,120,000.

(ii)           Dividends.  Holders of shares of Exchangeable Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available therefor, an annual cash dividend of $2.4375 per share, payable in semi-annual installments on December 1 and June 1 commencing June 1, 1990 (each a “dividend payment date”).  Dividends on the Exchangeable Preferred Stock will be cumulative from the date of initial issuance of shares of Exchangeable Preferred Stock.  Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board (each a “dividend payment record date”).  If dividends are not paid in full upon the Exchangeable Preferred Stock and any other Parity Preferred Stock (as defined in paragraph (iii) below), all dividends paid and declared upon shares of Exchangeable Preferred-Stock and Parity Preferred Stock will be paid and declared pro rata so that in all cases the amount of dividends paid and declared per share on the Exchangeable Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Exchangeable Preferred Stock and such other Parity Preferred Stock bear to each other.  Except as set forth in the preceding sentence, unless full cumulative dividends on the Exchangeable Preferred Stock have been paid, dividends (other than in Common Stock of the Corporation (as defined in subparagraph (iv)(I) below), other stock ranking junior to the Exchangeable Preferred Stock and rights to acquire the foregoing) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Exchangeable Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Exchangeable Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except for repurchases from employees and consultants at cost and except by conversion into or exchange for stock of the Corporation ranking junior to the Exchangeable Preferred Stock as to dividends).  Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of 12 30-day months.  Accrued but unpaid dividends shall not bear interest.

For the purpose of determining the legality of dividends or redemptions pursuant to Section 23A.08.420(2) (b) of the Revised Code of Washington, or any successor statute, dividends on or redemptions of the Exchangeable Preferred Stock may be paid or made without reference to the amount required to satisfy the holders’ Liquidation Preference.

(iii)          Rank.  The shares of Exchangeable Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Exchangeable Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Exchangeable Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $25.00 per share (the “Liquidation Preference” of a share of Exchangeable Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Exchangeable Preferred Stock to the date of final distribution.  If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Exchangeable Preferred Stock and Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.  After payment of the full amount of the Liquidation Preference and such dividends to which holders of shares of Exchangeable Preferred Stock are entitled, the holders of shares of Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.  For the purposes hereof, neither a consolidation or merger of the Corporation with any other corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

For the purposes of this statement of Rights and Preferences any stock of any class or series of the Corporation shall be deemed to rank:

(a)           prior to shares of the Exchangeable Preferred Stock, either as to dividends or upon liquidation, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Exchangeable Preferred Stock;

(b)           on a parity with shares of the Exchangeable Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Exchangeable Preferred Stock, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Exchangeable Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Exchangeable Preferred Stock, either as to dividends or upon liquidation as the context may require); and

(c)           junior to shares of the Exchangeable Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the Exchangeable Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or series.

(iv)          Conversion.

(I)            Subject to and upon compliance with the provisions of this paragraph (iv), the holder of a share of Exchangeable Preferred Stock shall have the right, at such holder’s option, at any time, to convert such share into such number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as the Liquidation Preference of such share surrendered for conversion is a multiple of the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in subparagraph (II) of this paragraph (iv); provided, however, that the right to convert shares called for redemption pursuant to paragraph (viii) or for exchange pursuant to paragraph (vii) shall terminate at the close of business on the date fixed for such redemption or exchange, as the case may be, unless the Corporation shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange.  A holder of a share of Exchangeable Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted such share of Exchangeable Preferred Stock.

The term “Common Stock” shall mean the Common Stock, $.02 par value, of the Corporation as the same exists on the date of this statement of Rights and Preferences or as such stock may be constituted from time to time, except that for the purpose of subparagraph (V) of this paragraph (iv) the term “Common Stock” shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

The term “Conversion Price” shall mean $5.50, as adjusted in accordance with the provisions of this paragraph (iv).

The term “Liquidation Preference” shall have the meaning specified in paragraph (iii).

(II)           In order to exercise the conversion privilege, the holder of each share of Exchangeable Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Exchangeable Preferred Stock in the Borough of Manhattan, City of New York or Seattle, Washington, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed.  Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Exchangeable Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

The holders of shares of Exchangeable Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation’s default in payment of the dividend due on such dividend payment date.  However, shares of Exchangeable Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date (the “dividend amount”).  The dividend with respect to a share of Exchangeable Preferred Stock called for redemption on a redemption date between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date shall be payable on such dividend payment date to the holder of such share on such dividend payment record date notwithstanding the conversion of such share of Exchangeable Preferred Stock after such dividend payment record date and prior to such dividend payment date, and the holder converting such share of Exchangeable Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Exchangeable Preferred Stock for conversion.  The holders of shares of Exchangeable Preferred Stock on a dividend payment record date who (or whose transferees) convert any of such shares on or after the corresponding dividend payment date will receive the dividend payable by the Corporation on such shares of Exchangeable Preferred Stock on such dividend payment date, and need not include payment of the dividend amount upon surrender of such shares for conversion.  Except as provided above, the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Exchangeable Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends on the shares of Common Stock issued upon such conversion.

As promptly as practicable after the surrender by a holder of the certificates for shares of Exchangeable Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at the office of the conversion agent to such holder, or on the holder’s written order to the holder’s transferee, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (iv), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subparagraph (III) of this paragraph (iv).

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Exchangeable Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which shares of Exchangeable Preferred Stock shall have been surrendered and such notice received by the Corporation.  All shares of Common Stock delivered upon conversion of the Exchangeable Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.  Upon the surrender of certificates representing shares of Exchangeable Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

(III)         Fractional Shares.  No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Exchangeable Preferred Stock.  Any fractional interest in a share of Common Stock resulting from conversion of a share of Exchangeable Preferred Stock shall be paid in cash (computed to the nearest cent) based on the last reported sale price of the Common Stock (as defined in subparagraph (IV)(d) of this paragraph (iv)) on the business day next preceding the day of conversion.  If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Exchangeable Preferred Stock so surrendered.

(IV)         Adjustment.  The Conversion Price shall be adjusted from time to time as follows:

(a)           In case the Corporation shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Exchangeable Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event.  An adjustment made pursuant to this subparagraph (IV)(a) shall become effective immediately, except as provided in subparagraph (IV)(g) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b)           In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subparagraph (IV)(d) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase.  Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (IV)(g) below, after such record date.  In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           In case the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or other distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph (IV)(b) above), then, in each such case, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of Common Stock (as defined in subparagraph (IV)(d) below) on the record date mentioned below less the then fair market value (as determined by the Board, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the current market price per share (as defined in subparagraph (IV)(d) below) of the Common Stock.  Such adjustment shall become effective immediately, except as provided in subparagraph (IV)(g) below, after the record date for the determination of shareholders entitled to receive such distribution.

(d)           Definition of Current Market Price.  For the purpose of any computation under subparagraphs (IV)(b) and (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the last reported sale prices for the ten consecutive Trading Days (as defined below) preceding the day before the record date with respect to any distribution, issuance or other event requiring such computation.  The last reported sale price for each day shall be (i) the last reported sale price of Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the ten preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed.  If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.  If none of the conditions set forth above is met, the last reported sale price of Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.  As used herein the term “Trading Days” with respect to Common Stock means (i) if the Common Stock is quoted on the National Market System of the National Association of securities Dealers, Inc. Automated Quotation system or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (ii) if not quoted as described in clause (i), days on which quotations are reported by the National Quotation Bureau Incorporated, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

(e)           No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (IV)(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; [and provided, further, that adjustment shall be required and made in accordance with the provisions of this paragraph (iv).  All calculations under this paragraph (iv) shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.  Anything in this subparagraph (IV) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this subparagraph (IV), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereafter made by the Corporation to its stockholders shall not be taxable.

(f)            Notice of Adjustment.  Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the conversion agent an officers’ certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment.  Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Exchangeable Preferred Stock at his last address as shown on the stock books of the Corporation.

(g)           In any case in which this subparagraph (IV) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Exchangeable Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to subparagraph (III) of this paragraph (iv).

(V)           If:

(a)           the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

(b)           the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(c)           there shall be any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation or any Change in Control (as defined in paragraph (ix) below); or

(d)           there shall be a voluntary or an involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Exchangeable Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, Change in Control, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, Change in Control, dissolution, liquidation or winding up.  Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subparagraph (VIII) of this paragraph (iv) or in subparagraph (V)(a), (V)(b), (V)(c) or (V)(d) of this paragraph (iv).

(VI)         Reservation of Common Stock.  The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Exchangeable Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Exchangeable Preferred Stock not theretofore converted.  For purposes of this subparagraph (VI), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Exchangeable Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Exchangeable Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Exchangeable Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Exchangeable Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(VII)        Taxes.  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Exchangeable Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Exchangeable Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(VIII)       Mergers or Other Combinations.  In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other Person, any merger of another Person into the Corporation (other than a merger which does not result in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Corporation, the holder of each share of Exchangeable Preferred Stock then outstanding shall have the right thereafter to convert such share of Exchangeable Preferred Stock into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of such share of Exchangeable Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (“constituent Person”), or an Affiliate of a constituent Person and (ii) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this subparagraph VIII the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  The above provisions of this subparagraph VIII shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or transfers.

(v)           Status.  Upon any conversion, exchange or redemption of shares of Exchangeable Preferred Stock, the shares of Exchangeable Preferred Stock so converted, exchanged or redeemed shall have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock which the Corporation shall have authority to issue shall not be decreased by the conversion, exchange or redemption of shares of Exchangeable Preferred Stock.

(vi)          Voting Rights.  The holders of shares of Exchangeable Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Washington, and except as follows:

(I)            If and whenever at any time or times dividends payable on the Exchangeable Preferred Stock or Parity Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for three semi-annual periods, then the holders of such Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable shall have the exclusive right, voting as a single class without regard to series, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right.  The remaining directors shall be elected in accordance with the provisions of the Corporation’s Restated Articles of Incorporation and Bylaws by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors.  Such voting right of the Exchangeable Preferred Stock shall continue until such time as all cumulative dividends accumulated on the Exchangeable Preferred Stock and Parity Preferred Stock having cumulative dividends shall have been paid in full at which time such voting right of the holders of the Exchangeable Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

At any time when such voting right shall have vested in the holders of the Exchangeable Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of shares of the Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable for the purpose of electing directors.  Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation.  If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the Exchangeable Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subparagraph (I).  Any holder of the Exchangeable Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph.  Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

At any meeting held for the purpose of electing directors at which the holders of the Exchangeable Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3% of the then outstanding shares of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable shall be required and be sufficient to constitute a quorum of such preferred stock for the election of directors by such preferred stock.  At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable shall not prevent the election of directors other than those to be elected by the holders of such preferred stock, and the absence of a quorum or quorums of the holders of other classes or series of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable, and (B) in the absence of a quorum of the holders of Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable, a majority of the holders present in person or by proxy of such preferred stock shall have the power to adjourn the meeting, or appropriate portion thereof, for the election of directors which the holders of such preferred stock are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

The directors elected pursuant to this subparagraph (I) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Exchangeable Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Exchangeable Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in accordance with the Restated Articles of Incorporation and Bylaws of the Corporations irrespective of any increase made pursuant to this subparagraph (I).

So long as any shares of Exchangeable Preferred Stock are outstanding, the Restated Articles of Incorporation and Bylaws of the Corporation shall contain provisions ensuring that the number of Directors of the Corporation shall at all times be such that the exercise by the holders of shares of Exchangeable Preferred Stock of the right to elect Directors under the circumstances provided in this subparagraph (I) will not contravene any provisions of the Corporation’s Restated Articles of Incorporation or Bylaws.

(II)           So long as any shares of the Exchangeable Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Exchangeable Preferred Stock then outstanding, (A) create any class or classes or series of stock ranking prior to, or on a parity with, the Exchangeable Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes or series of stock ranking prior to, or on a parity with, the Exchangeable Preferred Stock either as to dividends or upon liquidation, (B) amend, alter or repeal any of the provisions of the Restated Articles of Incorporation (including this Statement of Rights and Preferences) so as to affect adversely the preferences, special rights or powers of the Exchangeable Preferred Stock, (C) authorize any reclassification of the Exchangeable Preferred Stock or (D) incur or suffer to exist any Debt that, by its terms or the terms of the instrument creating or evidencing it, is pari passu with or subordinate in right of payment to the 9-3/4% Convertible Subordinated Debentures due 2014 issued by the Company in May 1989 or the Debentures described in paragraph (vii) herein.  “Debt” shall mean (i) all indebtedness and other obligations for the payment of money of the Corporation, whenever created, incurred, or assumed, which is (a) for borrowed money, evidenced by a note or similar instrument, or (b) for the payment of money relating to (x) any obligations of the Corporation as lessee under leases of any type of property required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Corporation is a party or (y) any other agreement to lease, or lease of, any real or personal property or mixture thereof, or (c) evidenced by a note or similar instrument given by the Corporation in connection with the acquisition by the Corporation or any subsidiary of any businesses, properties or assets of any kind other than trade accounts payable or accrued liabilities arising in the ordinary course of business, or (d) arising from letters of credit, bankers’ acceptances, currency agreements or interest rate swaps, or (e) relating to performance, completion or similar bonds of the Corporation; (ii) any liability of others described in the preceding clause which the Corporation has guaranteed or which is otherwise its legal liability; and (iii) any modification, amendment, renewal, extension or refunding of any such indebtedness or obligation.

(vii)         Exchange.  The Exchangeable Preferred Stock is exchangeable in whole at the option of the Corporation on any dividend payment date beginning June 1, 1992, for the Corporation’s 9-3/4% Convertible Subordinated Debentures due 2014 (the “Debentures”) as described in the Corporation’s Registration Statement on Form S-4, as amended (Registration No. 33-33152), as filed with the Securities and Exchange Commission.  Holders of outstanding shares of Exchangeable Preferred Stock will be entitled to receive $25.00 principal amount of Debentures in exchange for each share of Exchangeable Preferred Stock held by them at the time of exchange; provided that the Debentures will be issuable in denominations of $25.00 and integral multiples thereof.  The Corporation will mail to each record holder of the Exchangeable Preferred Stock written notice of its intention to exchange not less than 30 nor more than 60 days prior to the date of exchange (the “Exchange Date”).  The notice shall specify the effective date of the exchange and the place where certificates for shares of Exchangeable Preferred Stock are to be surrendered for Debentures and shall state that dividends on Exchangeable Preferred Stock will cease to accrue on such date of exchange.  Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an Indenture substantially in the form filed as an Exhibit to such Registration Statement with such changes as may be required by law, stock exchange rule or usage.  The Corporation will cause the Debentures to be authenticated on the Exchange Date; at such time the rights of the holders of Exchangeable Preferred Stock as stockholders of the Corporation shall cease (except the right to receive accumulated and unpaid dividends to the Exchange Date) and such shares of Exchangeable Preferred Stock shall no longer be deemed outstanding and shall represent only the right to receive the Debentures and such accumulated and unpaid dividends.  Notwithstanding the foregoing, if notice of exchange has been given pursuant to this paragraph (vii) and any holder of shares of Exchangeable Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Corporation pursuant to paragraph (iv) of the conversion of any or all of the shares held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such exchange shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph (iv).  The Debentures will be delivered to the persons entitled thereto upon surrender to the Corporation or its agent appointed for that purpose of the certificates for the shares of Exchangeable Preferred Stock being exchanged therefor.  If the Corporation has not paid full cumulative dividends on the Exchangeable Preferred Stock to the Exchange Date (or set aside a sum therefor) the Corporation may not exercise its option to exchange the Debentures for the Exchangeable Preferred Stock.

(viii)        Redemption by the Corporation.  The shares of the Exchangeable Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time, in part, upon not less than 30 nor more than 60 days’ prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation, at the following redemption prices per share during the 12-month period beginning June 1:

Year	Redemption Price	Year	Redemption Price

1989	27.43750	1995	25.97500
1990	27.19375	1996	25.73125
1991	26.95000	1997	25.48750
1992	26.70625	1998	25.24375
1993	26.46250	1999 and thereafter	25.00000
1994	26.21875

together in each case with an amount equal to all dividends accumulated and unpaid to the date fixed for redemption; provided that no such redemption shall be effected on or before June 1, 1992 unless (i) the last reported sale price of the Common Stock, as determined in subparagraph (iv)(IV)(d) herein, equals or exceeds 150% of the conversion price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days prior to the date on which the notice of redemption is first mailed or (ii) the redemption is effected in connection with certain circumstances involving a Change in Control (as defined below).  If the Exchangeable Preferred Stock is redeemed in connection with certain circumstances involving a Change in Control prior to June 1, 1992 then, in addition to the amounts payable as set forth above, the holders of redeemed shares of Exchangeable Preferred Stock shall also receive as an additional premium an amount equal to the dividends they would have received on the shares of Exchangeable Preferred Stock redeemed from, and including, the date of redemption to June 1, 1992.  For the purposes of this paragraph (viii), a “Change in Control” of the Corporation shall have the same meaning as applicable to the holder’s optional repurchase right set forth in paragraph (ix)(ii)(f) hereof, except that the proviso shall not apply.

If full cumulative dividends on the Exchangeable Preferred Stock have not been paid, the Exchangeable Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Exchangeable Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Exchangeable Preferred Stock.  If less than all the outstanding shares of Exchangeable Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

If a notice of redemption has been given pursuant to this paragraph (viii) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of Exchangeable Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding.  Notwithstanding the foregoing, if notice of redemption has been given pursuant to this paragraph (viii) and any holder of shares of Exchangeable Preferred Stock shall, prior to the close of business on the date fixed for redemption, give written notice to the Corporation pursuant to paragraph (iv) of the conversion of any or all of the shares held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph (iv).  Subject to applicable escheat laws, any moneys necessary for redemption set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption but not surrendered shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption.  Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.  Any funds which have been deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the redemption of shares converted into Common Stock on or prior to the date fixed for such redemption shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph (iv)) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from such trust.

(ix)           Repurchase by the Holder.  In the event that, prior to June 1, 1994, there shall occur a Change in Control (as hereinafter defined) of the Corporation, then each holder of a share of Exchangeable Preferred Stock (“Holder”) shall have the right, at such Holder’s option, to require the Corporation to repurchase, and upon the exercise of such right the Corporation shall repurchase, all or any part of such Holder’s shares of Exchangeable Preferred Stock that is an integral multiple of $25.00, on a date that is forty-five days after the date of the notice of the Corporation provided pursuant to subparagraph (I) hereof at a repurchase price equal to the aggregate Liquidation Preference of the shares to be repurchased, plus dividends accumulated and unpaid to the repurchase date.  At the option of the Corporation, the repurchase price may be paid in cash or by delivery of shares of Common Stock having a fair market value equal to the repurchase price, provided that payment may not be made in Common Stock unless at the time of payment such stock is listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. (“NASDAQ”) or another comparable quotation system.  For purposes of this paragraph (ix), the fair market value of shares of Common Stock shall be equal to 95% of the average of the last sale prices, as computed under paragraph (iv) (IV) (d), of such Common Stock for each of the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the repurchase date.

(I)            (a)           Unless the Corporation shall have theretofore called for redemption all the outstanding shares of Exchangeable Preferred Stock pursuant to paragraph (viii) on or before the thirtieth day after the occurrence of a Change in Control, the Corporation or, at the request of the Corporation, the paying, or transfer agent, if any, shall mail a notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof at least thirty and not more than sixty days prior to the date fixed for repurchase to the Holders of shares of Exchangeable Preferred Stock so to be repurchased at their last addresses as the same appear on the registry books of the Company.  Such mailing shall be by first class mail.  The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  The Corporation shall also deliver a copy of such notice of a repurchase right to the paying, or transfer agent, if any, and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.

Each notice of a repurchase right shall state:

(l)            the repurchase date,

(2)           the date by which the repurchase right must be exercised,

(3)           the repurchase price,

(4)           a description of the procedure which a Holder of Exchangeable Preferred Stock must follow to exercise a repurchase right, and

(5)           the Conversion Price then in effect, the date on which the right to convert the shares of Exchangeable Preferred Stock to be repurchased will terminate and the place or places where such shares of Exchangeable Preferred Stock may be surrendered for conversion.

In addition, at least two Trading Days preceding the repurchase date, the Corporation shall cause to be published, in a newspaper of general circulation in the Borough of Manhattan, The City of New York, a notice specifying whether the repurchase price will be payable in cash or in shares of Common Stock.

No failure of the Corporation to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of the shares of Exchangeable Preferred Stock.

(b)           To exercise a repurchase right, a Holder shall deliver to the Corporation or the paying or transfer agent, if any, as the case may be, on or before the thirtieth day after the date of the notice by the Corporation of a repurchase right (i) written notice of such Holder’s exercise of such right, which notice shall set forth the name of the Holder, the aggregate Liquidation Preference of the shares to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the repurchase price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the shares of Exchangeable Preferred Stock with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Corporation.  Such written notice shall be irrevocable, except that the right of the Holder to convert the shares of Exchangeable Preferred Stock with respect to which the repurchase right is being exercised shall continue until the close of business on the repurchase date.  If the repurchase date falls during the period from the close of business on any dividend payment record date preceding any dividend payment date to the opening of business on such dividend payment date, the shares of Exchangeable Preferred Stock to be repurchased must be accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the dividend payable on such dividend payment date on the number of shares being repurchased and, notwithstanding such repurchase, such dividend payment will be made by the Company to the holder of such share on such dividend payment record date.  Promptly thereafter, the paying, or transfer agent, if any, shall deliver to the Corporation written notice of the aggregate Liquidation Preference of the shares to be repurchased, the name of each Holder who exercised the repurchase right and the aggregate Liquidation Preference to be repurchased with respect to each such Holder.

(c)           Upon receipt of the notice from the paying or transfer agent, if any, or upon notice from each Holder, as the case may be, and as described in subparagraph (I), the Corporation shall pay or cause to be paid the repurchase price in cash or shares of Common Stock, as provided above, to the Holders on the repurchase date, together with accumulated and unpaid dividends to the repurchase date payable with respect to the shares of Exchangeable Preferred Stock as to which the repurchase right has been exercised.

(d)           Any issuance of shares of Common Stock in respect of the repurchase price shall be deemed to have been effected immediately prior to the close of business on the repurchase date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the repurchase date the holder or holders of record of the shares represented thereby, provided that any surrender for repurchase on a date when the stock transfer books of the Corporation shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.  No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon conversion of any share of Exchangeable Preferred Stock.

(e)           No fractions of shares or script representing fractions of shares shall be issued upon repurchase of shares of Exchangeable Preferred Stock.  If more than one share shall be repurchased from the same Holder and the repurchase price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate Liquidation Preference of the shares so repurchased.  Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any share or shares, the Corporation shall make payment in lieu thereof in an amount of United States dollars equal to the value of such fraction computed on the basis of the last sale price of the Common Stock on the last Trading Day prior to the repurchase date.

(f)            Any issuance and delivery of certificates for shares of Common Stock on repurchase of shares of Exchangeable Preferred Stock shall be made without charge to the holder of shares being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby, provided that the Corporation shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of certificates for shares of Common Stock in a name other than that of the holder of the shares of Exchangeable Preferred Stock being repurchased, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or duty or has established, to the satisfaction of the Corporation, that such tax or duty has been paid.

(g)           If any shares of Common Stock to be issued upon repurchase of shares of Exchangeable Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon repurchase, the Corporation covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided that nothing in this subpart shall be deemed to affect in any way the obligations of the Corporation to repurchase Exchangeable Preferred Stock as provided in this paragraph (ix).

(h)           The Corporation covenants that any shares of Common Stock which may be issued upon repurchase of Exchangeable Preferred Stock will be issued from its authorized but unissued shares and upon issue will be duly and validly issued and fully paid and non-assessable by the Corporation and free of preemptive rights and that the shares of Common Stock which may be issued upon repurchase of shares of Exchangeable Preferred Stock will be listed on any national securities exchange on which the outstanding Common Stock is listed at the time of  such issuance.

(i)            If any share of Exchangeable Preferred Stock surrendered for repurchase shall not be so paid on the repurchase date, the Liquidation Preference of such share shall, until paid, bear interest to the extent permitted by applicable law from the repurchase date at 9-3/4% per annum and such share of Exchangeable Preferred Stock shall remain convertible into Common Stock until the principal of such share of Exchangeable Preferred Stock shall have been paid or duly provided for.

(II)           For purposes of paragraph (ix):

(a)           The term “Person” shall mean a corporation, an association, a partnership, an organization, an individual, a government or a political subdivision thereof or a governmental agency.

(b)           The term “Subsidiary” shall mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries.  For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

(c)           The term “Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(d)           the term “Associate” of any Person, means (1) any corporation or organization (other than the Corporation or a Subsidiary of the Corporation or any Person controlled directly or indirectly (as defined in the definition of Affiliate above) by the Corporation or a Subsidiary of the Corporation) of which such Person is an officer or general partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (2) any trust or other estate in which such Person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Corporation or any of its parents or Subsidiaries;

(e)           the term “beneficial owner” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of effectiveness of this Statement of Rights and Preferences; and

(f)            a “Change in Control” of the Corporation shall be deemed to have occurred at such time as any Person is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Corporation entitling such Person to exercise seventy-five percent or more of the total voting power of all shares of capital stock of the Corporation entitled to vote in elections of directors; provided that a Change in Control shall not be deemed to have occurred if either (i) the last sale price of the Common Stock on any five Trading Days during the 10 Trading Day period immediately preceding the date of the Change in Control shall equal or exceed 105% of the conversion price in effect on such Trading Day or (ii) all of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions constituting the Change in Control consists of shares of common stock traded on a national securities exchange or through NASDAQ or another comparable quotation system.

                (x)            Consent.  Subject to the provisions set forth in paragraph (vi), no consent of the holders of the Exchangeable Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior to, or on a parity with, the Exchangeable Preferred Stock either as to dividends or upon liquidation, (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof or (d) the creation, or any increase or decrease in the amount, of authorized preferred stock issuable by the Board of Directors in series.

                (xi)           Number of Shares of Exchangeable Preferred Stock.  Subject to the provisions of paragraph (vi) hereof, the Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Exchangeable Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Restated Articles of Incorporation.

DESIGNATION OF RIGHTS AND PREFERENCES
OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

Section 1.                              Designation of Series A Junior Participating Preferred Stock and Amount.

                The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 600,000, par value $.02 per share.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of April 10, 1996 between the Corporation and First Interstate Bank of Washington, N.A., as Rights Agent (the “Rights Agreement”), and provided, further, that if  more than a total of 600,000 shares of Series A Preferred Stock shall be issuable upon the exercise of the Rights, the Board of Directors, pursuant to Section 23B.06.020 of the Washington Business Corporation Act, shall direct by resolution that Articles of Amendment be properly executed and filed, in accordance with the provisions thereof, providing for an increase in the authorized shares of Series A Preferred Stock to the largest number of whole shares issuable upon exercise of the Rights.

Section 2.              Dividends and Distributions.

                (A)          Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.02 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 and (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B)           The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                (C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.              Voting Rights.

                The holders of shares of Series A Preferred Stock shall have the following voting rights:

                (A)          Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B)           Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                (C)           Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.              Certain Restrictions.

                (A)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)            declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)          redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.              Reacquired Shares.

                Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.              Liquidation, Dissolution or Winding Up.

                Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.              Consolidation, Merger, etc.

                In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.              No Redemption.

                The shares of Series A Preferred Stock shall not be redeemable.

Section 9.              Rank.

                The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock.

Section 10.            Amendment.

                The Certificate of Incorporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

DESIGNATION OF RIGHTS AND PREFERENCES
of
SERIES B CONVERTIBLE PREFERRED STOCK
of
NEORX CORPORATION

                (1)           Pursuant to this Designation of Rights and Preferences of Series B Convertible Preferred Stock (this “Certificate of Designation”), a series of preferred stock of NeoRx Corporation (the “Corporation”) is hereby designated as Series B Convertible Preferred Stock, which series shall consist of 1,575 shares, $0.02 par value per share (the “Convertible Preferred Stock”), which shall have the rights, preferences, privileges and limitations as set forth below:

                1.             Dividends. The holders of the Convertible Preferred Stock shall be entitled to receive dividends, when, if and as declared by the Board of Directors of the Corporation (the “Board”), out of funds legally available therefor.  Such dividends shall be payable only when, as and if declared by the Board, acting in its sole discretion.

                2.             Voting Rights.  Except as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap as defined in Section 5(h) and the Maximum Common Stock Issuance as defined in Section 5(i), equal to the voting rights and powers of holders of the Corporation’s common stock, par value $0.02 per share (the “Common Stock”) and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock and any other capital stock of the Corporation entitled to vote together with the Common Stock, all as one class.  To the extent permitted under the applicable rules of the NASD, each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote, subject to the Beneficial Ownership Cap limitations set forth in Section 5(h) and the Maximum Common Stock Issuance as defined in Section 5(i), or, if no record date is established, at the day prior to the date such vote is taken or any written consent of shareholders is first executed; provided that for purposes of determining the number of votes to which a holder of Convertible Preferred Stock is entitled, if the Conversion Value on the record date is less than the Current Market Price on the date of the Preferred Stock Purchase Agreement (as defined below), then such determination shall be made as if the Conversion Value for such shares of Convertible Preferred Stock on the record date were equal to the Current Market Price on the date of the Preferred Stock Purchase Agreement, as adjusted pursuant to Section 5(f), but without any other adjustments thereto.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

3.             Ranking; Rights on Liquidation.

(a)           The Convertible Preferred Stock shall rank, as to liquidation preference provided herein, (i) prior to (A) the Corporation’s Common Stock, (B) the Corporation’s Series A Junior Participating Preferred Stock, $.02 par value (the “Series A Junior Preferred Stock”), and (C) any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the majority of the holders of the Convertible Preferred Stock obtained in accordance with Section 4(a)(iii) hereof, such series specifically, by its terms, ranks senior to the Convertible Preferred Stock) (collectively, “Junior Stock”); (ii) pari passu with any other class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Convertible Preferred Stock (the “Pari Passu Securities”); and (iii) junior to (X) the Corporation’s $2.4375 Convertible Exchangeable Preferred Stock, Series 1, $.02 par value (the “Series 1 Preferred Stock”), and (Y) any class or series of capital stock of the Corporation hereafter created (with the written consent of a majority of the holders of the Convertible Preferred Stock obtained in accordance with Section 4(a)(iii) hereof) specifically ranking, by its terms, senior to the Convertible Preferred Stock) (the “Senior Stock”).

(b)           In the event of any Liquidation (as defined below), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Junior Stock, but after any distribution to the holders of the Senior Stock of any liquidation preference to which they are entitled, the holders of Convertible Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount per share of Preferred Stock equal to the greater of (i) $10,000 or (ii), as applicable, either (x) in the case of a Liquidation as described in clause (iii) or (iv) of the definition thereof, the amount the holder would be entitled to receive if such holder had converted such share of Convertible Preferred Stock immediately prior to such Liquidation or (y) in all other cases, the Current Market Price on the date of Liquidation of the shares of Common Stock into which a share of Convertible Preferred Stock is then convertible as set forth in Section 5 hereof (such applicable amount being referred to as the “Liquidation Preference” for the Convertible Preferred Stock), plus any declared and unpaid dividends on the Convertible Preferred Stock.  The Liquidation Preference for the Convertible Preferred Stock shall be payable to the holders of the Convertible Preferred Stock in the same form (e.g., securities, cash and/or property) as that which would be offered or payable to the holders of Common Stock of the Corporation in connection with the Liquidation if they were entitled to such payment after satisfaction of all rights in preference thereto, and if the Liquidation occurs pursuant to clause (i) of the definition of “Liquidation” then such Liquidation Preference shall be immediately payable in shares of Common Stock.  If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock and holders of Pari Passu Securities, if any, shall not be sufficient to make in full the payment to such holders of the preferential amounts payable thereon, such assets shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.  The liquidation preference for any Pari Passu Securities, if any, shall be as set forth in the designation of rights and preferences filed in respect thereof.

(c)           If the assets of the Corporation available for distribution to shareholders, after any distribution to the holders of Senior Stock in respect of any liquidation preference to which they are entitled, exceed the aggregate amount of the Liquidation Preferences payable with respect to all shares of Convertible Preferred Stock and Pari Passu Securities then outstanding, then, after the payment required by paragraphs 3(a) and (b) above shall have been made or irrevocably set aside, the holders of Junior Stock shall be entitled to receive with respect to each share of Junior Stock payment from such remaining assets in accordance with the Articles of Incorporation of the Corporation (the “Articles of Incorporation”).

(d)           A “Liquidation” shall mean (i) an acquisition (other than an acquisition covered by clause (iii) of this sentence) by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than 50% of the voting rights or equity interests in the Corporation, whether in one transaction or in a series of related transactions approved by the Board; (ii) the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (iii) the acquisition of the Corporation by another entity by means of a transaction or series of transactions (including any reorganization, merger, share exchange or consolidation other than one effected for the purpose of reincorporating the Corporation), as a result of which the shareholders of the Corporation receive cash, securities or other property in exchange for their shares and the holders of the Corporation’s equity voting securities immediately prior to the transaction together own less than 80% of the outstanding voting power of the surviving or resulting corporation; or (iv) the sale of all or substantially all of the assets of the Corporation such that a vote of the shareholders of the Corporation is taken pursuant to the law of the Corporation’s state of incorporation to approve the sale.  For avoidance of doubt, a “Liquidation” pursuant to clause (i) of the preceding sentence shall not include transactions that are strategic collaborations, development agreements, joint ventures or licensing transactions, in each case, the terms of which are approved by the Board.

(e)           After 5:00 p.m., New York time, on the trading day immediately preceding the date of the consummation or occurrence of a Liquidation (unless such Liquidation is not actually consummated), all rights of the holders of the shares of Convertible Preferred Stock (except the right to receive the Liquidation Preference without interest upon surrender of their certificate or certificates), including the right to convert pursuant to Section 5(a), shall cease with respect to such shares, and such shares of Convertible Preferred Stock shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

4.             Actions Requiring the Consent of Holders of Convertible Preferred Stock.

(a)           As long as any shares of Convertible Preferred Stock are outstanding, the consent of the holders of at least a majority of the shares of Convertible Preferred Stock at the time outstanding, given in accordance with the Articles of Incorporation and Bylaws of the Corporation, as amended, shall be necessary for effecting or validating any of the following transactions or acts or any agreement, understanding or arrangement to do any of the following transactions or acts, in each case, whether directly or indirectly by the Corporation or any subsidiary of the Corporation:

(i)            Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation so as to materially and adversely affect the rights of the Convertible Preferred Stock;

(ii)           The authorization, designation, creation or issuance by the Corporation of, or the increase in the number of authorized shares of, any stock of any class or series, or any security convertible into stock of any class or series (including, without limitation, the authorization or creation of any new class of preferred stock or any action which would result in another series of preferred stock) ranking in terms of liquidation preference, redemption rights or other rights, preferences, privileges or special powers, senior to the Convertible Preferred Stock in any manner;

(iii)          The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock or debt securities of the Corporation or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares or securities, other than:  (A) the shares of Series 1 Preferred Stock provided that (x) the consideration paid upon such repurchase, redemption or acquisition shall, except where the Board has approved a Liquidation, be in the form of Common Stock of the Corporation and (y) that such shares of Series 1 Preferred Stock are immediately retired upon such repurchase, redemption or acquisition, it being expressly agreed that, any time after the Board has approved a Liquidation, the Corporation shall have the right, without the consent of the holders of Convertible Preferred Stock pursuant to this Section 4, to repurchase, redeem or acquire the shares of Series 1 Preferred Stock, in whole or in part, for cash, (B) the redemption of Convertible Preferred Stock pursuant to the terms hereof, or (C) any securities of the Corporation pursuant to the terms of an equity-based compensation plan or agreement approved by the Board; or (D) the cashless exercise, pursuant to the terms thereof, of any option or warrant issued pursuant to an equity-based compensation plan or agreement adopted by the Board and approved by the shareholders of the Corporation after the Date of Original Issue; (E) Common Stock warrants issued pursuant to the Asset Purchase Agreement dated March 20, 2001, as amended, between the Corporation and International Isotopes, Inc. outstanding on the Original Issuance Date; or (F) the Common Stock Warrants issued pursuant to the Preferred Stock and Warrant Purchase Agreement entered into among the Corporation and the purchasers of the Convertible Preferred Stock on the Date of Original Issue (the “Preferred Stock Purchase Agreement”);and

(iv)          Any increase or decrease in the number of authorized shares of Convertible Preferred Stock.

(b)           Notwithstanding the provisions of this Section 4 or any other provision of this Certificate of Designation to the contrary, in reliance on and to the fullest extent permitted by Section  23B.11.035(4) of the Washington Business Corporation Act, as amended, the holders of Convertible Preferred Stock shall not be entitled to vote as a separate voting class on any transaction (or any actions necessary to consummate such a transaction) that is a Change of Control (the holders of the Convertible Preferred Stock in such case being entitled to vote with the holders of Common Stock as a single voting class as provided in Section 2 above.)

Each of the following transactions shall constitute a “Change of Control” (without regard to whether such transaction also is deemed a Liquidation under Section 3):  (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (ii) the acquisition of the Corporation by another entity by means of a transaction or series of transactions (including any reorganization, merger, share exchange or consolidation other than one effected for the purpose of reincorporating the Corporation), as a result of which the shareholders of the corporation receive cash, securities or other property in exchange for their shares and the holders of the Company’s equity voting securities immediately prior to the transaction together own less than 80% of the outstanding voting power of the surviving or resulting corporation; (iii) the sale of all or substantially all of the assets of the Corporation; or (iv) the acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than 50% of the voting rights or equity interests in the Corporation, whether in one transaction or in a series of related transactions.

(c)           Nothing in this Section 4 nor any other provision of this Certificate of Designation shall in any manner, directly or indirectly, (i) impair or restrict any right of the Corporation under, or prohibit, restrict or require shareholder approval, including approval of the holders of Convertible Preferred Stock, of any actions contemplated or permitted by, the Rights Agreement between the Corporation and First Interstate Bank of Washington, NA, as Rights Agent, dated as of April 10, 1996, as currently in effect and as may in the future be amended from time to time (the “Rights Agreement”), including but not limited to, the issuance, redemption, conversion, exchange or cancellation of any Rights, Common Shares or Preferred Shares (each as defined in the Rights Agreement), the supplementation or amendment of the Rights Agreement, and extension of the Final Expiration Date of the Rights (as defined in the Rights Agreement), or (ii) require shareholder approval, including approval of the holders of Convertible Preferred Stock, or directly or indirectly impair, restrict or prohibit the adoption of a new rights plan or arrangement in the event of termination or expiration of the current Rights Agreement.

(d)           Any consent of the holders of the Convertible Preferred Stock pursuant to this Section 4 shall be in addition to the right of the holders of the Convertible Preferred Stock to vote with the holders of Common Stock as a single voting class as provided in Section 2 above.  The majority consent of the holders of the Convertible Preferred Stock required under this Section 4 shall, as and to the extent permitted by law, supersede any greater vote of the Convertible Preferred Stock otherwise provided by statute.

(e)           In reliance on and to the fullest extent permitted by Section 23B.10.040(4) of the Washington Business Corporation Act, as amended, the holders of Convertible Preferred Stock shall not be entitled to vote as a separate voting class on the authorization, designation, creation or issuance by the Corporation of, or the increase in the number of authorized shares of, any stock of any class or series, or any security convertible into stock of any class or series (including, without limitation, the authorization or creation of any new class of preferred stock or any action which would result in another series of preferred stock) ranking in terms of liquidation preference, redemption rights or other rights, preferences, privileges or special powers substantially equal to the Convertible Preferred Stock.

5.             Conversion.

(a)           Right to Convert.  Subject to the limitations set forth in Sections 3(e), 5(h), 5(i) and 7(a) hereof, the holder of any share or shares of Convertible Preferred Stock shall have the right at any time, at such holder’s option, to convert all or any lesser portion of such holder’s shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) $10,000 (the “Stated Value”) per share of Convertible Preferred Stock to be converted plus declared and unpaid dividends thereon by (ii) the Conversion Value (as defined below) then in effect for such Convertible Preferred Stock.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock.  With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified:

(1)           if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

(2)           if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the 20 consecutive trading days immediately before such date (except that where the Current Market Price is determined for purposes of Section 2, such average of the daily market prices shall be over

5 consecutive trading days rather than 20).  The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the “NASD”) selected mutually by holders of a majority of the Convertible Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holders of a majority of the Convertible Preferred Stock and one of which shall be selected by the Corporation (as applicable, the “Daily Market Price”).

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation (assuming the conversion and exercise of all of the Corporation’s authorized and issued capital stock), as determined by a nationally recognized investment banking firm selected by the Corporation’s Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to not less than a majority in interest of the holders of the Convertible Preferred Stock then outstanding.

(b)           Mandatory Conversion.  Subject to the limitations set forth in Section 5(h) and Section 5(i) hereof, at any time after the date that is 6 months after the original date of issuance of the Convertible Preferred Stock (the “Date of Original Issue”), the Corporation may elect, upon twenty days prior written notice to the holders of the Convertible Preferred Stock (the “Corporation Conversion Notice”), to have all (but not less than all) of the then outstanding shares of Convertible Preferred Stock converted into Common Stock so long as a Conversion Triggering Event has occurred prior to the date of such conversion.   In the event of such election by the Corporation and delivery of the Corporation Conversion Notice, each outstanding share of Convertible Preferred Stock shall be converted, as of the Corporation Conversion Date (defined Section 5(c)(iv) below), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Stated Value of the shares of Convertible Preferred Stock to be converted plus declared and unpaid dividends thereon by (ii) the Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred Stock.  Following receipt of a Corporation Conversion Notice, the holders of Convertible Preferred Stock may from time to time deliver Conversion Amount Notices (as defined below) to the Corporation.

“Conversion Triggering Event” means:

(A)          The Registration Statement (as hereinafter defined) covering all of the shares of Common Stock into which the Convertible Preferred Stock is convertible is effective (or all of the shares of Common Stock into which the Convertible Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”)), the Common Stock shall then be listed or admitted to trading, or quoted, as applicable on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market and the volume weighted average price (VWAP) of the Common Stock on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, for each trading day over a period of twenty (20) consecutive trading days is equal to or greater than $8.00 per share (subject to adjustment for stock splits, reverse splits, stock dividends and the like); or

(B)           less than 20% of the shares of Convertible Preferred Stock issued on the Date of Original Issue remain outstanding.

“Registration Statement” shall have the meaning established in the Investor Rights Agreement dated the Date of Original Issue by and among the Corporation and the other parties signatory thereto.

(c)           Mechanics of Conversion.

(i)            Such right of conversion (other than mandatory conversion) shall be exercised by the holder of shares of Convertible Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the “Shareholder Conversion Notice”), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the “Converting Shares”) into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares.  The Shareholder Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered.  Promptly after the receipt of the Shareholder Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder’s nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares.  Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Shareholder Conversion

Notice (the “Shareholder Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Shareholder Conversion Date.

(ii)           From time to time following receipt of a Corporation Conversion Notice, holders may deliver to the Corporation a notice or notices indicating the amount of Convertible Preferred Stock that may be converted pursuant to Section 5(h) (each, a “Conversion Amount Notice” and such shares, in such case, also Converting Shares).

(iii)          The Corporation shall effect the issuance of Common Stock upon any conversion (and certificates for unconverted Convertible Preferred Stock) within three (3) trading days after the Shareholder Conversion Date or the Corporation Conversion Date, as applicable, and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt by the Corporation of the Shareholder Conversion Notice or Conversion Amount Notice, provided, however, that if the Conversion Amount Notice is delivered prior to the Corporation Conversion Date, the Corporation shall so transmit the certificates within three (3) trading days after the Corporation Conversion Date.  If certificates evidencing the Common Shares are not received by the holder within five (5) trading days of the Shareholder Conversion Notice, then the holder will be entitled to revoke and withdraw its Shareholder Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Converting Shares or in payment of dividends hereunder, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the holder, the Corporation shall use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or dividend payment to the holder, by crediting the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.  The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system.  The parties agree to coordinate with DTC to accomplish this objective.  The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Shareholder Conversion Date, the Corporation Conversion Date or such later date upon which conversion occurs following delivery to the Corporation of a Conversion Amount Notice, as applicable.  If the conversion has not been rescinded in accordance with this paragraph and the Corporation fails to deliver to the holder such certificate or certificates (or shares through DTC) pursuant to this Section 5 (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the seventh trading day after the

Shareholder Conversion Date, the Corporation Conversion Date or such later date upon which conversion occurs following delivery to the Corporation of a Conversion Amount Notice, as applicable (assuming timely surrender of the Convertible Preferred Stock certificates), the Corporation shall pay to such holder, in cash, on a per diem basis, an amount equal to 2% of the Liquidation Preference of all Convertible Preferred Stock held by such holder per month until such delivery takes place.

The Corporation’s obligation to issue Common Stock upon conversion of Convertible Preferred Stock shall be absolute, is independent of any covenant of any holder of Convertible Preferred Stock, and shall not be subject to:  (i) any offset or defense; or (ii) any claims against the holders of Convertible Preferred Stock whether pursuant to this Certificate of Designation, the Preferred Stock Purchase Agreement, the Investor Rights Agreement or otherwise.

(iv)          Subject to the provisions of Section 5(h), in the event that a Conversion Triggering Event has occurred and the Corporation has thereafter elected to effect a mandatory conversion, all the shares of Convertible Preferred Stock shall be converted on the effective date set forth in the Corporation Conversion Notice, which shall not be more than twenty (20) days following the date on which a Corporation Conversion Notice is delivered to the holders (such date, the “Corporation Conversion Date”) as if the holders thereof had delivered a Shareholder Conversion Notice with respect to such shares on the Corporation Conversion Date.  Promptly thereafter, the holders of the Convertible Preferred Stock shall deliver their certificates evidencing the Convertible Preferred Stock to the Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the Convertible Preferred Shares have been converted.  The delivery of a Corporation Conversion Notice and the election by the Corporation to exercise its mandatory conversion right shall not limit the right of the holders to convert at an earlier time upon delivery of a Shareholder Conversion Notice prior to the Corporation Conversion Date.

(d)           Beneficial Ownership Cap.  To the extent that any shares of Convertible Preferred Stock are not converted upon the occurrence of the Corporation Conversion Date on account of the application of Section 5(h), such shares of Convertible Preferred Stock shall be deemed converted automatically under this Section 5 at the first moment after the Corporation Conversion Date when Section 5(h) would not prevent such conversion.  Notwithstanding the preceding sentence, upon the Corporation Conversion Date, the right to:  (i) the liquidation preference of the Convertible Preferred Stock, including, without limitation, the right to be treated as holders of Convertible Preferred Stock in the event of a merger, share exchange or consolidation; (ii) the voting rights described in Section 4 hereof; (iii) the redemption rights in Section 12 hereof and (iv) all other preferential rights granted to holders of the Convertible Preferred Stock shall cease immediately.  Nothing in this Section 5(d) shall limit the rights described in Sections 5(f) and (g).

(e)           Conversion Value.  The initial conversion value for the Convertible Preferred Stock shall be $5.00 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5.  Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a “Conversion Value.” All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

(f)            Stock Dividends, Subdivisions and Combinations.  If at any time while the Convertible Preferred Stock is outstanding, the Corporation shall:

(i)            cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)          combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this Section 5(f) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this Section 5(f) shall become effective immediately after the effective date of such subdivision or combination.  If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

(g)           Certain Other Distributions.  If at any time while the Convertible Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i)            cash,

(ii)           any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 5(f) hereof), or

(iii)          any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the “Distributed Property”), then upon any conversion of Convertible Preferred Stock that occurs after such record date, the holder of Convertible Preferred Stock shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion of the Convertible Preferred Stock (“Conversion Shares”), the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date.  Such distribution shall be made whenever any such conversion is made.  In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors of the Corporation and set forth in reasonable detail in a written valuation report (the “Valuation Report”) prepared by the Board of Directors.  The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Convertible Preferred Stock, and if the holders of a majority of the outstanding Convertible Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of the Convertible Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Convertible Preferred Stock and acceptable to the Company in its reasonable discretion, whose opinion shall be binding upon the Corporation and the holders of Convertible Preferred Stock.  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(g) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).

(h)           Blocking Provision.

(i)            Except as provided otherwise in this Section 5(h)(i), the number of Conversion Shares that may be acquired by any holder, and the number of shares of Convertible Preferred Stock that shall be entitled to voting rights under Section 2 hereof, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) does not exceed 4.99% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the “Beneficial Ownership Cap”).  For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.  As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a holder of Convertible Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder.  Each delivery of a Shareholder Conversion Notice or Conversion Amount Notice by a holder of Convertible Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, that the issuance of the full number of shares of Common Stock requested in such Shareholder Conversion Notice or Conversion Amount Notice is permitted under this paragraph and the Corporation shall have no obligations to such holder to verify the Beneficial Ownership Cap.  This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph.  Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Shareholder Conversion Notice or Conversion Amount Notice.

(ii)           In the event the Corporation is prohibited from issuing shares of Common Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall as soon as possible seek the approval of its shareholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Convertible Preferred Stock, provided, however, that the Corporation shall not be required to call a special meeting for such purpose if the Corporation’s annual meeting is to take place within three months of the date on which the Corporation becomes aware that such approval will be required and the Corporation includes such approval for action at the annual meeting.

(iii)          Notwithstanding the foregoing provisions of Section 5(h), any holder of Convertible Preferred Stock shall have the right prior to the Date of Original Issue upon written notice to the Corporation, or after the Date of Original Issue upon 61 days prior written notice to the Corporation to choose not to be governed by the Beneficial Ownership Cap provided herein.

(iv)          Section 5(h) shall not apply in case of a Liquidation or Change of Control.

(i)            Overall Cap on Common Stock Issuable.  Notwithstanding anything contained herein to the contrary, if the rules of Nasdaq require, the aggregate number of shares of Common Stock issued and issuable by the Corporation upon the conversion of the Convertible Preferred Stock shall not exceed 19.99% of the number of shares of Common Stock or 19.99% of the voting power outstanding on the Date of Original Issue, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the “Maximum Common Stock Issuance”), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation’s shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Corporation.  Each holder of Convertible Preferred Stock shall be entitled to receive the number of shares of Common Stock equal to such holder’s pro rata share of the Maximum Common Stock Issuance (based upon its aggregate purchase price paid under the Preferred Stock Purchase Agreement).  If a holder has converted and exercised all of its Convertible Preferred Stock, but has not depleted the total number of pro rata shares allocated to it hereunder, its remaining pro rata shares shall be reallocated amongst the other holders still holding Convertible Preferred Stock on a pro rata basis.  If at any point in time and from time to time (each a “Trigger Date”) the number of shares of Common Stock issued pursuant to conversion of the Convertible Preferred Stock, together with the number of shares of Common Stock that would then be issuable by the Corporation in the event of conversion of all the Convertible Preferred Stock then outstanding, would exceed the Maximum Common Stock Issuance but for this Section 5(i), then the Corporation shall promptly call a shareholders meeting to obtain shareholder approval for the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance, provided, however, that the Corporation shall not be required to call a special meeting for such purpose if the Corporation’s annual meeting is to take place within three months of the date on which the Corporation becomes aware that such approval will be required and the Corporation includes such approval for action at the annual meeting.

(j)            Common Stock Reserved.  The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding (without regard to any ownership limitations provided in Section 5(h)).

(k)           Adjustment Upon Issuance of Additional Shares of Common Stock.

(i)            Adjustment to Conversion Value.   If at any time while any Convertible Preferred Stock is outstanding the Corporation shall issue or sell any additional shares of Common Stock (“Additional Common Stock”) in exchange for consideration in an amount per share of Additional Common Stock less than the Conversion Value at the time the shares of Additional Common Stock are issued or sold, then the Conversion Value immediately prior to such issue or sale shall be reduced to a price determined by dividing:

(1)           an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (the “Common Stock Outstanding”) multiplied by the then existing Conversion Value, plus (b) the consideration, if any, received by the Company upon such issue or sale of the Additional Common Stock; by

(2)           the total number of shares of Common Stock Outstanding immediately prior to such issue or sale plus the number of shares of Additional Common Stock so issued or deemed issued.

For purposes of this Section 5(k)(i), the number of shares of “Common Stock Outstanding” shall be deemed to include the Common Stock issuable upon conversion of all outstanding shares of preferred stock, upon conversion of all other outstanding securities convertible into Common Stock, and upon exercise of all outstanding rights, options or warrants to acquire Common Stock or securities convertible into Common Stock (and assuming conversion of convertible securities issuable upon exercise of such rights, options or warrants) where such rights, options or warrants are both vested at such time and the strike price or exercise price thereof is below the Current Market Price of the Common Stock.

(ii)           Issuance of Common Stock Equivalents.  If at any time while the Convertible Preferred Stock is outstanding the Corporation shall issue or sell any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any securities convertible, directly or indirectly, into shares of Common Stock (collectively, “Common Stock Equivalents”), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents shall be less than the current Conversion Value in effect immediately prior to the time of such issue or sale, then the current Conversion Value shall be adjusted as provided in Section 5(k)(i) on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Common Stock

Equivalents.  No further adjustments to the current Conversion Value shall be made under this Section 5(k) upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents.

(iii)          Certain Issues of Common Stock Excepted.  The provisions of Section 5(k) shall not apply to any issuance of Additional Common Stock for which an adjustment is provided under Section 5(f).  The Corporation shall not be required to make any adjustment of the Conversion Value pursuant to Section 5(k) in the case of (A) the issuance of securities to employees, consultants, officers or directors of the Corporation pursuant to stock purchase or stock option plans or agreements approved by the Board (including options issued prior to the Date of Original Issue); (B) the issuance of securities in connection with acquisition transactions approved by the Board (including, but not limited to mergers, consolidations, share exchanges and asset purchases); (C) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, service agreements or similar transactions approved by the Board; (D) the issuance of Common Stock upon conversion of the Convertible Preferred Stock or the Series 1 Preferred Stock; (E) the issuance of Common Stock upon exercise of the Warrants (as defined in the Preferred Stock Purchase Agreement); (F) the issuance of securities pursuant to options, warrants, notes, or other rights to acquire securities of the Corporation outstanding as of the Date of Original Issue; (G) the issuance of securities or rights to acquire securities in connection with strategic collaborations, development agreements, joint ventures or licensing transactions, the terms of which are approved by the Board; (H) securities issued or issuable with the affirmative vote of at least a majority of the then outstanding Convertible Preferred Stock; or (I) the issuance of securities in connection with the Rights Agreement or any successor rights plan, poison pill or similar arrangement hereafter approved by the Board (collectively, “Permitted Dilutive Issuances”).

(iv)          Superseding Adjustment.  If, at any time after any adjustment to the current Conversion Value shall have been made pursuant to Section 5(k) as the result of any issuance of Common Stock Equivalents, (x) the right to exercise, exchange or convert all or a portion of the Common Stock Equivalents shall expire unexercised, or (y) the conversion rate or consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents shall be increased solely by virtue of provisions therein contained for an automatic increase in such conversion rate or consideration per share, as the case may be, upon the occurrence of a specified date or event, then any such previous adjustments to the Conversion Value shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.  Upon the occurrence of an event set forth in this Section 5(k)(iv) above, there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of:  (i) treating the number of additional shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise, exchange or conversion of any such Common Stock Equivalents, as having been issued on the date or dates of any such exercise, exchange or conversion and for the consideration actually received and receivable therefor, and (ii) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the conversion rate or consideration per share for which shares of Common Stock or other property are issuable under such Common Stock Equivalents; whereupon a new adjustment to the current Conversion Value shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

(l)            Rights Distributed Under Rights Agreement.  Capitalized terms used in this Section 5(l) and which are not otherwise defined herein, shall have the meanings ascribed to them in the Rights Agreement.  While the Rights Agreement or any other poison pill, rights plan or similar arrangement (each, a “Rights Plan”) shall be in effect:

(i)            Holders who convert Convertible Preferred Stock before the Distribution Date or before any Right Certificates or similar right (each a “Right”) shall be evidenced by a separate rights certificate or shall otherwise be transferable otherwise than in connection with the transfer of the underlying shares of Common Stock (the date of the occurrence of any of the foregoing being referred to herein as a “Rights Distribution Date”), will receive, in addition to shares of Common Stock issued on conversion, one Right for each such share of Common Stock.

(ii)           Upon the occurrence of a Rights Distribution Date, each holder of Convertible Preferred Stock shall receive, without any further action by the Corporation or the Board, such number of Rights equal to the number of Rights such Holder would have held if, immediately prior to the Rights Distribution Date, all of the shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value.  The Corporation shall issue to each holder of Convertible Preferred Stock certificates evidencing such Rights, no later than five business days following such Rights Distribution Date.  In the event the applicable Rights Plan does not permit such Rights to be granted to each holder of Convertible Preferred Stock, the Corporation shall promptly (i) amend the applicable Rights Plan to permit the Corporation to take the actions set forth in this Section 5(l), or (ii) issue to each holder of Convertible Preferred Stock an option, right or similar arrangement giving each such holder the same rights and benefits as they would have held upon the receipt of the applicable number of Rights.

6.             Other Provisions Applicable to Adjustments.  The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

(a)           When Adjustments to Be Made.  The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds less than 1% of the shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)           Fractional Interests.  In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c)           When Adjustment Not Required.  If the Corporation undertakes a transaction contemplated under Section 5(g) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(g) and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(g), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)           Escrow of Stock.  If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Convertible Preferred Stock either converts the Convertible Preferred Stock or there is a mandatory conversion during such period or such holder is unable to convert shares pursuant to Section 5(h), such holder of Convertible Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Convertible Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Convertible Preferred Stock by the Corporation to be issued to holder of the Convertible Preferred Stock upon and to the extent that the event actually takes place.  Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

7.             Adjustments for Reorganization, Reclassification, Consolidation or Merger.

(a)           Consolidation or Merger Not Constituting a Liquidation

(i)            In the event of any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged, a merger to effect a reincorporation of the Corporation, or a merger into or consolidation with a wholly owned subsidiary of the Corporation), then, if such consolidation or merger is not a Liquidation within the meaning of Section 3(d) hereof, the holders of Convertible Preferred Stock shall immediately prior to the closing of such consolidation or merger be entitled to receive an amount per share equal to the greater of (i) $10,000 or (ii) the amount the holder would be entitled to receive if such holder had converted such share of Convertible Preferred Stock immediately prior to such consolidation or merger (such greater amount being the “Exchange Amount”).  The Exchange Amount shall be paid in the same form (e.g. securities, cash or other property) as that offered or payable to the holders of Common Stock in the consolidation or merger.

(ii)           After 5:00 p.m., New York time, on the trading day immediately preceding the effective date of any merger or consolidation of the Corporation subject to Section 7(a) (unless such merger or consolidation is not actually effected), all rights of the holders of the shares of Convertible Preferred Stock (except the right to receive the Exchange Amount without interest upon surrender of their certificate or certificates), including the right to convert pursuant to Section 5(a), shall cease with respect to such shares, and such shares of Convertible Preferred Stock shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(b)           Reorganization or Reclassification Not Constituting a Liquidation

(i)            In the event of (A) any capital reorganization (other than a consolidation or merger of the Corporation) or (B) any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value, or as a result of a stock dividend or subdivision, split up or combination of shares, or a reclassification covered by Section 5(f) or a merger or consolidation of the Corporation), then, if such event set forth in clause (A) or (B) of this Section 7(b)(i) is not a Liquidation within the meaning of Section 3(d) hereof (in such case, each event set forth in (A) and (B) being a “Nonliquidation Event”), the holders of Convertible Preferred Stock shall after such Nonliquidation Event receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, the kind and number of shares of stock or other securities or property as would have been issued or payable in such Nonliquidation Event with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion immediately prior to the time of such Nonliquidation Event.

(ii)           The provisions of this Section 7(b) shall similarly apply to successive reorganizations or reclassifications.

                8.             Other Action Affecting Common Stock.  In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5, any Permitted Dilutive Issuances, any Liquidation or any merger, consolidation, reorganization or reclassification covered by Section 7, then, if such action will have a materially adverse effect upon the rights of the holders of Convertible Preferred Stock, the number of shares of Common Stock or other stock into which the Convertible Preferred Stock is convertible and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

                9.             Certain Limitations.  Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

                10.           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder (without regard to the ownership limitations set forth in Section 5(h)).

                11.           Notices of Record Date.  In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

                12.           Redemption.

(a)           Redemption at the Holders’ Elections.  If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Convertible Preferred Stock of any holder who gives a Demand for Redemption

(as defined below).  The Corporation shall, promptly thereafter, redeem the shares of Convertible Preferred Stock as set forth in the Demand for Redemption.  The Corporation shall effect such redemption on the Redemption Date by paying in cash for each such share to be redeemed an amount equal to the greater of (i) the Redemption Price (as defined below) or (ii) the total number of shares of Common Stock into which such Convertible Preferred Stock is convertible multiplied by the Current Market Price at the time of the Redemption Triggering Event.  “Redemption Triggering Event” means the Corporation’s failure or refusal to convert any shares of Convertible Preferred Stock in accordance with the terms hereof, or the providing of written notice to such effect.  “Redemption Price” means (i) all declared but unpaid dividends as of the date of Demand for Redemption with respect to each share to be redeemed, plus (ii) 125% of the Liquidation Preference of each share to be redeemed.

(b)           Demand for Redemption.  A holder desiring to elect a redemption as herein provided shall deliver a notice (the “Demand for Redemption”) to the Corporation while such Redemption Triggering Event continues specifying the following:

(i)            The approximate date and nature of the Redemption Triggering Event;

(ii)           The number of shares of Convertible Preferred Stock to be redeemed; and

(iii)          The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.

A holder may deliver the certificates evidencing the Convertible Preferred Stock to be redeemed with the Demand for Redemption or under separate cover.  Payment of the Redemption Price shall be made not later than two (2) business days after the date on which a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Convertible Preferred Stock to be redeemed.

(c)           Redemption at the Corporation’s Election.  If the holders of the Convertible Preferred Stock, for any reason, whether by operation of law or otherwise, are or become entitled to a separate class vote on a Change of Control or Liquidation approved by the Board, or on or in connection with any document or transaction necessary to accomplish a Change of Control or Liquidation approved by the Board, then the Corporation may, at the option of the Board, elect to redeem all of the shares of Convertible Preferred Stock by giving notice of such election pursuant to Section 12(d)(i) hereof to all holders of Convertible Preferred Stock.  The amount payable in redemption of each share of Convertible Preferred Stock (the “Corporation Redemption Price”) shall be equal to the greater of $10,000 or the consideration that the Convertible Preferred Stock holder would have received in the Change of Control or Liquidation if such share of Convertible Preferred Stock had been converted immediately prior to the consummation of such Change of Control or Liquidation.  The redemption shall be effected in the manner specified in paragraph (d) below.   The Corporation Redemption Price shall be paid in the same form (e.g. securities, cash or other property) as that offered or payable to the holders of Common Stock in the Change of Control or Liquidation.

(d)           Redemption Mechanics.  The Corporation shall effect a redemption made at the election of the Corporation as follows:

(i)            At least 15 but no more than 60 days prior to the date fixed for any redemption of Convertible Preferred Stock (the “Redemption Date”), written notice shall be given to each holder of record of Convertible Preferred Stock to be redeemed, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Corporation Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”).  On or after the Redemption Date, each holder of Convertible Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Corporation Redemption Price of such shares shall be paid to the person whose name appears on such certificate or certificates as the owner thereof, and upon such payment, each surrendered certificate shall be canceled.

(ii)           From and after the close of business on the Redemption Date, unless there shall have been a default in payment of the Corporation Redemption Price, all rights of the holders of the shares of Convertible Preferred Stock designated for redemption as holders of Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates), including the right to convert pursuant to Section 5(a), shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(iii)          At or as soon as practicable following the effective time of the Change of Control or Liquidation referred to in Section 12(c), the Corporation or the acquiror or successor thereof, as applicable, shall deposit the Corporation Redemption Price of all outstanding shares of Convertible Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed.   Simultaneously, the Corporation or the acquiror or successor thereof, as applicable, shall deposit irrevocable instructions and authorize such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Corporation Redemption Price of the Convertible Preferred Stock to the holders thereof upon surrender of their certificates.   The balance of any monies, securities or other property deposited by the Corporation or the acquiror or successor thereof, as applicable, pursuant to this paragraph remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to the Corporation or the acquiror or successor thereof, as applicable, provided that the stockholder to which such monies, securities or other property would be payable hereunder shall be entitled, upon proof of its ownership of the Convertible Preferred Stock, to receive such monies, securities or other property but without interest from the Redemption Date.

(e)           Status of Redeemed or Purchased Shares.  Any shares of the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

                13.           Observer Rights.

(a)           So long as at least 50% of the shares of Convertible Preferred Stock issued on the Date of Original Issue remain outstanding, the holders of a majority of the then-outstanding shares of Convertible Preferred Stock shall have the right, on an annual basis, to designate one nonvoting observer to attend meetings of the Board of Directors of the Corporation and any subsidiaries of the Corporation (and any committees thereof) (the “Observer”) except as set forth in Section 13(b).  Prior to such designation, the Observer nominee must be approved by the Board of Directors, such approval not to be unreasonably withheld or delayed.  The Corporation (and each direct and indirect subsidiary thereof) shall give the Observer written notice of each meeting of the Board of Directors and committees thereof that the Observer is entitled to attend pursuant to Section 13(b) at the same time and in the same manner as the members of the Board of Directors or such committee receive notice of such meetings.  Except as limited by Section 13(b), the Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and the Observer shall keep such materials and information confidential.  Except as limited by Section 13(b), if the Corporation or a subsidiary proposes to take any action by written consent in lieu of a meeting of its Board of Directors or a committee thereof, the Corporation or such subsidiary shall give written notice thereof to the Observer prior to the effective date of such consent.  Except as limited by Section 13(b), the Corporation or such subsidiary shall provide to the Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors.

(b)           The Observer shall be entitled to attend all general sessions of the Board of Directors and committees thereof, but shall not be permitted to attend executive sessions of the Board of Directors and committees thereof.  The Observer shall not be present at any discussions of the Board of Directors or receive written materials, communications or other information given to the directors in connection with such discussions if, in the reasonable opinion of Corporation’s counsel, the Observer’s presence at such discussions or receipt of such written materials, communications or other information would jeopardize the Corporation’s attorney-client privilege.  Prior to attendance of any meeting of the Board or Directors or any committee thereof and prior to receipt of any written materials, communications or other information in connection with such meetings, the Observer shall enter into a customary confidentiality agreement in form and substance acceptable in the reasonable judgment of the Corporation with respect to such meetings, written materials, communications and other information.

                14.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express.  The address for such notices and communications shall be as follows:  (i) if to the Corporation, to 300 Elliott Avenue West, Suite 500, Seattle, Washington 98119, Attention:  President, Facsimile No.: (206) 286-2537, or (ii) if to a holder of Convertible Preferred Stock, to the address or facsimile number appearing on the Corporation’s shareholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Convertible Preferred Stock may provide to the other in accordance with this Section.

                15.           Stock Transfer Taxes.  The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

EXHIBIT A

FORM OF SHAREHOLDER CONVERSION NOTICE

                (To be executed by the registered Holder in order to convert shares of Convertible Preferred Stock)

                The undersigned hereby irrevocably elects to convert the number of shares of Series B Convertible Preferred Stock (the “Convertible Preferred Stock”) indicated below into shares of common stock, par value $0.02 per share (the “Common Stock”), of NeoRx Corporation, a Washington corporation (the “Corporation”), according to the Designation of Rights and Preferences of the Convertible Preferred Stock and the conditions hereof, as of the date written below.  The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Shareholder Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below.  If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  A copy of the certificate representing the Convertible Preferred Stock being converted is attached hereto.

Date of Conversion (Date of Notice)

Number of shares of Convertible Preferred Stock owned prior to Conversion

Number of shares of Convertible Preferred Stock to be Converted

Stated Value of Convertible Preferred Stock to be Converted

Amount of accumulated and unpaid dividends on shares of Convertible Preferred Stock to be Converted

Number of shares of Common Stock to be Issued (including conversion of declared but unpaid dividends on shares of Convertible Preferred Stock to be Converted)

Applicable Conversion Value

Number of shares of Convertible Preferred Stock owned subsequent to Conversion

Conversion Information: [NAME OF HOLDER]

Address of Holder:

Issue Common Stock to (if different than above):
Name:
Address:

Tax ID #:

                The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Shareholder Conversion Notice, the undersigned will not exceed the “Beneficial Ownership Cap” contained in Section 5(h) of the Designation of Rights and Preferences of the Convertible Preferred Stock.

Name of Holder

By:
Name:
Its:

                These Amended and Restated Articles of Incorporation are executed by NeoRx Corporation by its duly authorized officer.

                Dated:  March  16, 2005

NEORX CORPORATION

By:	/s/Susan D. Berland
Name: Susan D. Berland
Its: Chief Financial Officer